NEWS RELEASE

Coeur Appoints Rob Krcmarov to Board of Directors

Chicago, Illinois – December 12, 2023 – Coeur Mining, Inc. (“Coeur” or the “Company”) (NYSE: CDE) today announced the appointment of Mr. Rob Krcmarov to the Company’s Board of Directors, effective December 11.

An international mining executive and geologist, Mr. Krcmarov has held leadership roles at site, regional and corporate levels throughout his approximately 35 years in the natural resources industry. Mr. Krcmarov most recently served as a technical advisor to Barrick Gold Corporation (“Barrick”), and previously served as part of the executive leadership team with that company for 13 years, including most recently as Barrick’s Executive Vice President Exploration and Growth beginning in 2016. Mr. Krcmarov’s leadership capabilities span mineral exploration, drilling operations, mining operations, change management, research and development, and strategic planning. His depth of experience includes extensive expertise in mergers and acquisitions, evaluation of new business opportunities, external joint venture negotiations, capital markets engagement and a long track record of running safe, responsible operations. He holds a Master of Economic Geology from the University of Tasmania and a Bachelor of Science in Geology from the University of Adelaide. Mr. Krcmarov is currently a director of Major Drilling Group International Inc., Osisko Gold Royalties, and Orla Mining Ltd.

“Rob’s wealth of experience and success across numerous disciplines within the mining sector will serve as invaluable resources as Coeur transitions into its growth phase,” said Mitchell J. Krebs, Coeur Director, President and Chief Executive Officer. “With the ramp-up of the Rochester expansion project proceeding as planned, we will draw from Rob’s considerable expertise to help advance our long-term growth objectives.”

Commenting on his appointment to the Coeur Board of Directors, Mr. Krcmarov added, “Coeur’s North American asset base, strong culture and commitment to safe, responsible growth were important factors in my decision to join the board. I am looking forward to contributing to Coeur’s exciting future in my capacity as a board member.”

About Coeur
Coeur Mining, Inc. is a U.S.-based, well-diversified, growing precious metals producer with four wholly-owned operations: the
Palmarejo gold-silver complex in Mexico, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska and the Wharf gold mine in South Dakota. In addition, the Company wholly-owns the Silvertip silver-zinc-lead exploration project in British Columbia.

Cautionary Statements
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding expectations and plans regarding the Rochester expansion project. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that ramp-up of the Rochester expansion project following completion takes longer than expected and does not achieve planned performance, the risk that anticipated production, cost and expense levels are not attained, the risks and hazards inherent in the mining business (including risks inherent in developing and expanding large-scale mining projects, environmental hazards, industrial accidents, weather or geologically-related conditions), changes in the market prices of gold and silver and a sustained lower price or higher treatment and refining charge environment, the uncertainties inherent in Coeur’s production, exploration and development activities, including risks relating to permitting and regulatory delays (including the impact of government shutdowns) and mining law changes, ground conditions, grade and recovery variability, any future labor disputes or work stoppages (involving the Company and its subsidiaries or third parties), the risk of adverse outcomes in litigation, the uncertainties inherent in the

NEWS RELEASE

estimation of mineral reserves and resources, impacts from Coeur’s future acquisition of new mining properties or businesses, the loss of access or insolvency of any third-party refiner or smelter to whom Coeur markets its production, materials and equipment availability, inflationary pressures, continued access to financing sources, the effects of environmental and other governmental regulations and government shut-downs, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur’s most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities. This does not constitute an offer of any securities for sale.

For Additional Information
Coeur Mining, Inc.
200 S. Wacker Drive, Suite 2100
Chicago, Illinois 60606
Attention: Jeff Wilhoit, Director, Investor Relations Phone: (312) 489-5800
www.coeur.com